UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

July 9, 2025

Date of Report (Date of earliest event reported)

YHN Acquisition I Limited

(Exact Name of Registrant as Specified in its Charter)

British Virgin Islands	001-42251	n/a
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2/F, Hang Seng Building 200 Hennessy Road, Wanchai Hong Kong	n/a
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +852 5499 8101

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Ordinary Share, no par value, and one Right entitling the holder to receive one-tenth of an Ordinary Share	YHNAU	The Nasdaq Stock Market LLC
Ordinary Share	YHNA	The Nasdaq Stock Market LLC
Rights	YHNAR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers;

On July 9, 2025, Mr. Satoshi Tominaga resigned from his positions as the Chief Executive Officer and a director of YHN Acquisition I Limited (the “Company”), effective on July 11, 2025. Mr. Tominaga’s resignation is not as a result of any disagreement with the Company relating to its operations, policies or practices.

On July 11, 2025, the Board appointed Ms. Poon Man Ka, Christy as the Chief Executive Officer and a director of the Company, effective immediately.

Possessing a wealth of experience in mergers & acquisitions, intellectual property, public relations, and media marketing, Ms. Poon currently serves as a Partner at Norwich Capital Limited, a position she has held since July 2024. In this role, she leverages her expertise to oversee diverse projects throughout Asia, focusing on corporate reorganization, fundraising, management of intellectual property assets and advisory on US public listings. Previously, Ms. Poon held the position of Vice President, Corporate Affairs & Operations at XIC Innovation Limited in May 2022. During her tenure, she headed up the Legal and Intellectual Property Department, concentrating on ensuring US listing compliance, managing a portfolio of hundreds of patents, and executing strategic investments through private equity. Simultaneously, she served as the General Manager of JM Production Limited. Prior to this, she was General Manager of JM Network Limited from February 2019, where she dedicated over 15 years to establishing a robust reputation and fostering business growth in overseeing Hong Kong's leading outdoor media network. Ms. Poon commenced her career in Hong Kong as an Associate at Ketchum, Inc. in June 2005, a global public relations firm headquartered in the US. Within this capacity, she contributed to corporate communications and investor relations initiatives for Hong Kong-listed companies. She received her Bachelor of Arts degree in Translation and Interpretation from Lingnan University, Hong Kong in 2001 and a Master of Science degree in Business & Community from University of Bath, UK in 2003. Ms. Poon's academic background encompasses linguistics, communications, business management and social policy science. Additionally, she has been accredited as an HKMAAL General Mediator since November 2023, specializing in mediation, conflict resolution, and negotiation. Furthermore, she holds accreditation as a Certified ESG Planner since July 2024.

Ms. Poon does not have a family relationship with any director or executive officer of the Company and has not been involved in any transaction with the Company during the past two years that would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 14, 2025

YHN ACQUISITION I LIMITED

By:	/s/ Yangyujia An
Name:	Yangyujia An
Title:	Chief Financial Officer

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